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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2011

ALTO GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53592	27-0686507
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

245 Park Avenue, Ste 2431 New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 803-8187

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On April 21, 2011, Alto Group Holdings, Inc. (the “Company”) formed a new subsidiary company, Alto Cascade Resources, LLC, a Utah limited liability company ("ACR"). The Company owns 51% of the membership units of ACR and Douglas G. McFarland owns 49% of the membership units of ACR, see attached Articles of Organization and Operating Agreement. ACR will be managed initially by 2 managers, Mark Klok and Douglas G. McFarland. ACR was formed for the purpose of developing and exploring the Mt. Baker Mining District, Whatcom County, Washington. ACR has filed 30 Lode Mining Claims with the Bureau of Land Management, Oregon State Office and intends to explore and develop these claims, see attached Lode Mining Claims.

Item 1.02 Termination of a Material Definitive Agreement

On April 26, 2011, the Company terminated its Joint Venture Agreement with American Enviro-medial LLC, a California limited liability company ("AEM"). AEM owned the Horse Shoe Bar mining and mineral lease on the Middle Fork of the American River in California (the “Mineral Lease”). The Company and AEM formed Alto Horse Shoe Bar Mining LLC (the “Joint Venture Company”) to operate and manage the joint venture. Unfortunately, the Mineral Lease has been revoked and the Joint Venture is being dissolved. The Company has no further obligations to the Joint Venture Company or to AEM.

Item 9.01 Exhibits

2.2 Lode Mining Claims- Mt. Baker Mining District

3.1 Articles of Organization of Alto Cascade Resources, LLC

3.2 Operating Agreement of Alto Cascade Resources, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Alto Group Holdings, Inc.

By:	/s/ Mark Klok
Mark Klok Chief Executive Officer

Date:  April 27, 2011